UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2022

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
.
On June 15, 2022, Ardelyx, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) online. Only stockholders of record at the close of business on April 25, 2022, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 144,122,828 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 91,166,503 shares of the Company’s common stock were voted in person or by proxy for the four proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2022, as amended by Amendment No. 1 to Proxy Statement filed with the SEC on May 13, 2022. The Annual Meeting was partially adjourned solely with respect to the voting on Proposal No. 2. The Annual Meeting will resume with respect to Proposal No. 2 at 11:30 a.m. Eastern Time on July 13, 2022 via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2022.

Proposal No. 1 - Election of Directors

The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors (the “Board”) to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected.

Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Geoffrey A. Block, M.D.	56,205,153	9,774,784	25,186,566
David Mott	42,163,514	23,816,423	25,186,566
Michael Raab	52,933,245	13,046,692	25,186,566

Proposal No. 2 – Approval of the Amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split

Proposal No. 2 is a proposal to grant our Board authority to effect a reverse stock split of our authorized common stock and issued and outstanding common stock by amending our Amended and Restated Certificate of Incorporation by September 15, 2022 and within a range of not less than 1-for-2 and not more 1-for-10, if our Board deems it within our best interests. The Company has adjourned the Annual Meeting with respect to Proposal No. 2 to provide its stockholders additional time to vote on Proposal No. 2. As of June 15, 2022, support for Proposal No. 2 was approximately 66.74% of the votes cast on the proposal. However, the affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock is necessary for Proposal No. 2 to be approved. There can be no assurances that the votes cast in favor of Proposal No. 2 will continue to support Proposal No. 2 throughout the adjournment, or that additional shares necessary to reach the required threshold for approval will be obtained.

Proposal No. 3 - Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,722,493	2,608,498	2,835,512	—

Proposal No. 4 - To approve, on a non-binding, advisory basis, the Say-On-Pay proposal.

The Company’s stockholders approved, on a non-binding, advisory basis, the Say-On-Pay proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,998,568	14,379,122	3,602,247	25,186,566

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer